UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

T Stamp Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3017 Bolling Way NE, Floors 1 and 2,
Atlanta, Georgia, 30305

October 28, 2022

Dear Stockholder:

We cordially invite you to attend the 2022 Annual Meeting of Stockholders of T Stamp Inc. dba Trust Stamp (the “Annual Meeting”). The Annual Meeting will be held on Thursday, December 15, 2022, at 4:00 p.m. Eastern Standard Time and will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting virtually by visiting www.colonialstock.com/idai2022, where you will be able to listen to the Annual Meeting live, submit questions, and vote.

You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the proxy materials. The Notice also tells you how to vote on the internet prior to the Annual Meeting or by phone and how to request to receive a printed copy of our proxy materials.

Your vote is important. We hope you will attend the virtual Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet or by phone as described in the attached proxy materials. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the virtual Annual Meeting, how to submit questions, and how to cast your votes are posted at www.colonialstock.com/idai2022 and can be found in this proxy statement in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”.

Very truly yours,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

3017 Bolling Way NE, Floors 1 and 2,
Atlanta, Georgia, 30305

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	Thursday, December 15, 2022
Time	4:00 p.m. Eastern Standard Time
Place	www.colonialstock.com/idai2022

Items of Business	(1)	To elect eight directors to the Board of Directors (the “Board”) to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

	(2)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock of the Company from 37,500,000 shares to 50,000,000, thereby increasing the total authorized capital stock of the Company from 39,500,000 shares to 52,000,000 shares, consisting of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock); and

	(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date	Holders of record of our capital stock on October 21, 2022, are entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting.
Voting	Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.colonialstock.com/idai2022 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2022: This notice, our proxy statement, and our 2021 annual report are available at www.colonialstock.com/idai2022.

By Order of the Board of Directors of T Stamp Inc.

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

Atlanta, Georgia October 28, 2022

TABLE OF CONTENTS

Questions and Answers about the Annual Meeting and Voting	1
Proposal 1 – Election of Directors	6
Proposal 2 – Approval of Amendment to our Amended and Restated Certificate of Incorporation (as Amended) to Increase the Authorized Capital Stock of the Company	11
Audit Committee Report	12
Corporate Governance	13
Executive Officers	17
Executive Compensation	18
Director Compensation	18
Security Ownership of Certain Beneficial Owners and Management	20
Certain Relationships and Related Party Transactions	21
Householding	23
Stockholder Proposals	23
Annual Report on Form 10-K and Other SEC Filings	24
Other Matters	24

3017 Bolling Way NE, Floors 1 and 2
Atlanta, Georgia, 30305
(404) 806-9906

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of T Stamp Inc., a Delaware corporation, of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held on Thursday, December 15, 2022, at 4:00 p.m. Eastern Standard Time, online at www.colonialstock.com/idai2022. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.colonialstock.com/idai2022 and clicking on the “Virtual Meeting Instructions” link under the proxy materials to register for the meeting. You must enter the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you lose the control number, you may call Colonial Stock Transfer at (877) 285-8605 for assistance in recovering your control number. Only stockholders with a valid control number will be able to vote and ask questions at the Annual Meeting, as well as access the list of stockholders as of the close of business on the Record Date (as defined below).

We expect to begin furnishing these proxy materials to stockholders on or about November 1, 2022.

A form of the proxy card is attached as Appendix B to this proxy statement.

When we use the term “Trust Stamp,” “Company,” “us,” “we,” or “our,” we mean T Stamp Inc. and its subsidiaries on a consolidated basis (unless context indicates otherwise).

What matters will be voted on at the Annual Meeting?

We will ask stockholders to vote on the following matters at the Annual Meeting:

(1)	To elect eight directors to the Board to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified (Proposal 1);
(2)	To approve the amendment of our Amended and Restated Certificate of Incorporation (as amended) to increase the authorized Common Stock of the Company from 37,500,000 shares to 50,000,000, thereby increasing the total authorized capital stock of the Company from 39,500,000 shares to 52,000,000 shares, consisting of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock (Proposal 2); and
(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who can vote?

Stockholders of record of our capital stock at the close of business on the record date of October 21, 2022 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. Our capital stock currently outstanding consists of our Common Stock, par value $0.01, all of which is designated as Class A Common Stock.

Each share of Class A Common Stock is entitled to one (1) vote per share as of the Record Date. For additional information, see our Amended and Restated Certificate of Incorporation, and subsequent Amendments, filed as Exhibits 3.1, Exhibit 3.3 and Exhibit 3.4, respectively, to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 7, 2022. Cumulative voting is not permitted.

As of the Record Date, 24,546,715 shares of our Class A Common Stock were issued and outstanding, representing all outstanding shares of capital stock outstanding of our Company.

A list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

To attend and participate in the Annual Meeting, you must visit  www.colonialstock.com/idai2022, click on the “Virtual Meeting Instructions” link, and follow the instructions to register for the meeting. The Annual Meeting webcast will begin promptly at 4.00 p.m. Eastern Standard Time. We encourage you to access the Annual Meeting prior to the start time, and allow ample time for the registration and check-in procedures.

What is the difference between a stockholder of record and a beneficial holder?

Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial Stock Transfer”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the Annual Meeting.

Beneficial Holder

If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record and has forwarded proxy materials to you as the beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you have the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials giving you the right to vote the shares.

How do I vote?

Stockholder of Record

If you are a stockholder of record, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.colonialstock.com/idai2022.

Beneficial Holder

If you are a beneficial holder, you can vote over the phone or on the internet prior to the Annual Meeting by following the instructions you received from your broker, bank, or other nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.colonialstock.com/idai2022.

If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of the Nasdaq, your broker, bank, or other nominee may vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Proposal 1 (Election of Directors) and Proposal 2 (Increase in Authorized Shares) are “non-routine” proposals. If you do not instruct your broker, bank, or other nominee how to vote with respect to Proposals 1 or 2, your broker, bank, or other nominee will not vote on these proposals, as applicable. Please be sure to return your voting instructions to your broker, bank, or other nominee so that your vote is counted. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

Multiple Holdings

If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

How can I attend and vote at the Annual Meeting?

This year’s Annual Meeting will be held entirely online live via audio webcast. Any stockholder can attend the virtual Annual Meeting live at www.colonialstock.com/idai2022. If you were a stockholder as of the Record Date and you have your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•	To participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
•	The Annual Meeting webcast will begin promptly at 4:00 p.m. Eastern Standard Time on December 15, 2022. We encourage you to access the Annual Meeting prior to the start time. You should allow ample time for the check-in procedures.
•	The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.colonialstock.com/idai2022 by clicking on the "Virtual Meeting Instructions” link on the website.

Questions pertinent to the Annual Meeting matters will be answered during the virtual Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters, and therefore, will not be answered.

To participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, or other nominee to obtain your control number or otherwise vote through the broker, trustee, bank, or other holder of record. If you lose your control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid control number will be able vote and ask questions at the Annual Meeting, as well as access the list of stockholders as of the close of business on the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Can I change or revoke my vote?

If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:

•	submitting a new proxy with a later date using any of the available methods described above;
•	providing a written revocation to our Board Secretary; or
•	voting online at the Annual Meeting by following the instructions at www.colonialstock.com/idai2022.

If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee following the instructions they provided to you. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, assuming you obtain your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Whether you are a stockholder of record or a beneficial owner of shares held in “street name”, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.

What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under Nasdaq rules.

How will my shares be voted during the virtual Annual Meeting?

Your shares will be voted in accordance with your properly submitted instructions.

Stockholders of Record

If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1 and in favor of Proposal 2 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.

Beneficial Holders and Broker Non-Votes

If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under Nasdaq rules, these organizations have the discretion to vote your shares on routine matters, such as the Approval of Amendment to our Amended and Restated Certificate of Incorporation (as Amended) to Increase the Authorized Capital Stock of the Company (Proposal 2). However, they do not have the discretion to vote your shares on non-routine matters, including Proposal 1. The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1) To elect eight directors to the Board to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified	More votes FOR than AGAINST	No effect	No	No effect
(2) To approve the amendment of our Amended and Restated Certificate of Incorporation (as amended) to increase the authorized Common Stock of the Company from 37,500,000 shares to 50,000,000, thereby increasing the total authorized capital stock of the Company from 39,500,000 shares to 52,000,000 shares.	More votes FOR than AGAINST	No effect	Yes	No effect

What are the recommendations of the Board?

Our Board recommends that you vote:

•	“FOR” each director nominated by our Board to serve until the 2023 Annual Meeting of Stockholders (Proposal 1); and
•	“FOR” the Approval of Amendment to our Amended and Restated Certificate of Incorporation (as Amended) to Increase the Authorized Capital Stock of the Company for the fiscal year ending December 31, 2022 (Proposal 2).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Who will pay the costs of soliciting votes for the Annual Meeting?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers, and employees also may solicit proxies by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of eight directors and is not classified. All directors are elected at each annual meeting of stockholders and hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. With the exception of Joshua Allen, who has been nominated by FSH Capital, LLC, pursuant to an oral agreement entered into by our company with FSH Capital, LLC that gave the right to FSH Capital, LLC to nominate one (1) director of the Company, all persons named below, each of whom currently serves on our Board, have been recommended by the independent members of our Board, and nominated to serve on the Board until our 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. Each of the nominees has consented to being named in this proxy statement.

In addition, the Board has determined that four of our directors – Mark Birschbach, William McClintock, Kristin Stafford, and Berta Pappenheim - are independent under applicable SEC and Nasdaq rules. A plurality of votes cast is necessary for the election of a director. There is no cumulative voting in the election of directors.

When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. The independent members of the Board commit to regularly reviewing Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Board believes these latest directors have provided valuable experience and insight. The Board believes it is important to have a diverse Board. As of October 28, 2022, 33.33% of our directors were female. Although the Board does not have a formal policy specifying how the diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of, and responsive to, the needs and interests of our customers, stockholders, employees, and other stakeholders, the Board believes it is important to identify otherwise qualified director candidates that would increase the gender, racial, ethnic, sexual orientation, and/or cultural diversity of the Board. Similarly, the Board believes that a Board made up of highly qualified individuals with diverse backgrounds is important to the long-term success of our business through the promotion of better corporate governance, performance, effective decision-making, and strategic planning. Accordingly, when considering the nomination of new directors, the Board is committed to including diversity as a factor that will be taken into consideration to ensure that the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, and background, as well as, gender, racial, ethnic, sexual orientation, and cultural diversity. The Board does not assign a specific weight to the various factors it considers in evaluating potential new candidates to the Board and no particular criteria are necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Board considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity.

The independent directors generally rely on a variety of resources to identify potential candidates, which, among other things and depending on the circumstances, may include the director’s and the Board’s network of contacts, corporate search resources, and, if the Board deems appropriate, a professional search firm. The Board will also request that any engaged search firm include candidates with diversity of gender, race, ethnicity, sexual orientation, and culture in its pool of potential director candidates. By utilizing a broad variety of resources as deemed appropriate by the Board in light of the then-current mix of Board attributes and any previously identified potential candidates, the Board believes it will be able to identify, evaluate, and consider a diverse range of qualified candidates.

The independent directors of the Board will consider suggestions by stockholders for possible future nominees. The independent directors of the Board do not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may recommend individuals to the independent directors of the Board for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the independent directors of the Board, c/o Secretary, T Stamp Inc., 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305.

Nominees for Election as Directors

The table below sets forth the names and biographical information of each of the directors nominated for election at the Annual Meeting.

Name	Title/Position	Age
Gareth Genner	Chief Executive Officer, Director	63
Andrew Gowasack	President, Director	31
Mark Birschbach*	Director	45
David Story	Director	63
Joshua Allen (1)	Director	45
William McClintock*	Director	80
Kristin Stafford*	Director	52
Berta Pappenheim*		42

*Independent Director

(1)	Pursuant to an oral agreement entered into with FSH Capital as a pre-condition to their investment (and subsequently confirmed by resolution of the Board of Directors of the Company), FSH Capital has the right to nominate one (1) director of the Company. Joshua Allen has been nominated by FSH Capital.

Directors

Gareth Genner, Chief Executive Officer, Director

With over 20 years’ experience in founding, operational, and advisory capacities, Gareth provides Trust Stamp with technical, managerial, and visionary skills, as well as legal expertise. Gareth has successfully conceptualized, implemented, scaled, and exited multiple businesses including a cloud storage enterprise which was sold and an online educational platform which was acquired by a non-profit educational entity. Immediately prior to T Stamp Inc. Gareth served as full-time CEO of Edevate LLC, President of Pontifex University, as well as part-time Chancellor of Holy Spirit College. Gareth now serves as unpaid President of Pontifex University and Holy Spirit College which are merged and managed by a professional team. A British lawyer by training, Gareth holds a U.S. LLM in International Taxation & Financial Service Regulation.

Andrew Gowasack, President, Director

An economist by education, Andrew began his career in financial services sales and marketing. Although Trust Stamp is Andrew’s first start-up, he has immersed himself in the lean-start-up environment by completing multiple incubator programs, each of which provided a unique perspective and honed a distinct set of startup skills. Andrew is actively committed to ongoing learning, studying at world-class institutions. He completed Harvard Business School’s HBX CORe program and, through MIT Sloan School of Management, he has completed courses in design thinking and business innovation and application of blockchain technologies. Prior to joining Trust Stamp, Andrew worked at Ashford Advisers, a financial services company, where he worked as a Marketing Coordinator. As President, Andrew oversees business development and operations, and acts as Chief Product Evangelist.

Mark Birschbach, Independent Director

Mark is the Senior Vice President of Strategic Business, Innovation & Technology at the National Association of REALTORS. Mark and his team drive innovation in real estate and benefits to NAR members through strategic relationships with a broad range of business and technology players around the globe. Those strategic relationships drive significant non-dues revenue, return on investment, and cost savings to NAR members. Mark drives the success NAR’s tech investment portfolio through Second Century Ventures, the most active investor in real estate technology; the award-winning REACH technology accelerator, with operations in the US, Australia, Canada and the UK; Mark leads NAR’s strategy and innovation efforts through the creation of NAR’s Emerging Technology group, the Innovation, Opportunity, and Investment (iOi) Summit, NAR’s Strategic Think Tank, Big Tech Initiatives, and other strategic projects. Mark also leads NAR’s Realtor Benefits® Program, NAR’s top level domain businesses with realtor and realestate, NAR’s Products business, MVP program; manages NAR’s relationship with Move Inc., operator of Realtor.com.

David Story, Director, Chairman of the Board

David is Managing Director of Trust Stamp’ UK subsidiary and Chairman of the Board. For more than three decades, David has worked alongside Gareth in multiple ventures in parallel to building and managing his own commercial property investment portfolio as well as serving as a consultant to several property investment enterprises. David has served in management, operational, and advisory capacities in multiple European ventures and brings strong analytical and consensus building skills to the Trust Stamp team.

Joshua Allen, Director

Josh acts as Trust Stamp’s EVP of Mergers and Acquisitions in addition to serving as a director, having spent over 20 years in private equity, venture capital, and non-profit management. He serves on the Board of Directors of several charitable and educational organizations. Josh has applied entrepreneurial models of operation to several US domestic and international non-profit organizations, transforming them into effective leaders in their respective spaces. Josh’s M&A transactional expertise is centered around financial services and technology.

William McClintock, Independent Director

Bill McClintock is a well-respected figure within the United Kingdom property market, having been involved in real estate for over fifty years. During that time, he had also been Managing Director of Royal Life Estates South with a chain of two hundred and fifty offices. He successfully exited Cornerstone Estate Agencies (three hundred and forty-seven offices), when it was purchased from Abbey National plc., and subsequently joined Hamptons as International Development Director with specific responsibility for business generated in the markets of Hong Kong, Singapore, and Malaysia. In 2003 he became the Chief Operating Officer of The Ombudsman for Estate Agents for the UK and in 2007 became Chairman, a post he held until the end of 2015.

Kristin Stafford, Independent Director

Kristin Stafford is a successful serial entrepreneur specializing in SaaS and enterprise platforms supporting global compliance and background screening. Kristin is the co-founder and CEO of Vital4, a global enterprise, cloud-based platform, which provides instant data screening to support compliance, background screening, due diligence and more, on a global scale. Kristin has served as CEO of Vital4 from its inception in February 2016, and still serves as its CEO as of the date of this this proxy statement.

Kristin is the co-founder and former managing partner of one of the first independent wholesale international background screening firms in the US – International Screening Solutions, Inc. Kristin managed and developed the company from 2009 and 2015, helping to lead the company from the ground-up into a multi-million-dollar business that recently sold the platform she designed to Dun and Bradstreet in 2021.

Kristin has more than 20 years of experience in operations management, process architecture, and software development. She has organized and managed teams of over 100 employees and consultants and brings to the table a vast array of experience in facilitating the requirements of corporate clients in the development and implementation of operations systems management and software development. Before entering the international background screening space, she managed the financial operations of a large Atlanta-based financial services corporation, served as a senior consultant for Delta Technology and Northern Trust Bank, and held a management role within a start-up division of GE Capital.

In her off time, Kristin is usually found surrounded by family and friends or travelling with her three children, husband Scott, and her three fur babies Chubbs, Mable, and Dipper.

Berta Pappenheim, Independent Director

Berta Pappenheim is the CEO and co-founder of The CyberFish Company, an organizational psychology and industry-leading cybersecurity company that assesses and improves the cybersecurity incident response capabilities of its clients. Prior to co-founding The CyberFish in January 2018, Berta worked as an occupational psychologist, delivering competency-based assessment programs in the financial and professional services, natural resources, and manufacturing industries. From July 2012 to January 2017, Berta was the Managing Director of a cyber threat intelligence consulting firm, Tempest Security Intelligence, where she established and cultivated the firm’s first international office in the UK.

Berta holds a Masters in Social Sciences from the University of Linköping in Sweden and currently studies towards an MSc in Neuroscience at King’s College London.

Legal Proceedings

The Company is not aware of any of its directors being currently being subject to any litigation, nor is it aware of any pending or threatened legal actions against, its directors.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

Board Diversity Matrix (As of October 28, 2022)

Total Number of Directors:	8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	–	–
Part II: Demographic Background
African American or Black	-	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	-	-	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	8	–	–	–
Two or More Races or Ethnicities	–	1	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

PROPOSAL 2 – APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

Our Board has unanimously adopted a resolution (i) approving an amendment to our Amended and Restated Certificate of Incorporation (as amended) to increase the authorized number of shares of Common Stock of our Company from 37,500,000 shares to 50,000,000, thereby increasing the total authorized capital stock of the Company from 39,500,000 shares to 52,000,000 shares (the “Increase in Authorized Shares”) and (ii) directing that the Increase in Authorized Shares be submitted to the stockholders for approval at the Annual Meeting. Approval of the Increase in Authorized Shares will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Amended and Restated Certificate of Incorporation (as amended) after the date stockholder approval for the amendment is obtained.

As of the Record Date, 24,546,715 shares of our Class A Common Stock were issued and outstanding.

Rights of Additional Authorized Shares of Common Stock

The additional shares of Common Stock resulting from the Increase in Authorized Shares, if and when issued, would be part of the existing class of Common Stock and would have rights and privileges identical to our Common Stock currently outstanding – all of which is Class A Common Stock. For clarity, the Company and the Board intend for all new authorized shares of Common Stock to be designated as Class A Common Stock.

Potential Advantages of the Increase in Authorized Shares

Our Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares of Common Stock for such corporate purposes as may be determined by our Board to be necessary or desirable. We do not have any plans, arrangements, or understandings for the remaining portion of the authorized but unissued shares of Common Stock that will be available following the Increase in Authorized Shares. However, the Company expects to continue to need additional external financing to provide additional working capital.

Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval.

Potential Disadvantages of the Increase in Authorized Shares

Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power, and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Increase in Authorized Shares

If this proposal is approved by our stockholders, our Board will cause the Increase in Authorized Shares to be implemented by filing an amendment to our Amended and Restated Certificate of Incorporation (as amended) with the Secretary of State of the State of Delaware. The Increase in Authorized Shares will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon the Increase in Authorized Shares

The Board reserves the right to abandon the Increase in Authorized Shares without further action by our stockholders at any time before the effectiveness of the amendment to the Certificate of Incorporation, even if the Increase in Authorized Shares has been authorized by our stockholders at the Annual Meeting. By voting in favor of the Increase in Authorized Shares, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Increase in Authorized Shares if it should so decide.

Appendix Relating to the Increase in Authorized Shares

The form of the amendment to our Amended and Restated Certificate of Incorporation (as amended) relating to this proposal, which we would file with the Secretary of State of the State of Delaware to effect the Increase in Authorized Shares, is attached to this proxy statement as Appendix A.

Anti-Takeover Effects

Although the Increase in Authorized Shares is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus, diluting the ownership and voting rights of the person seeking to obtain control of our Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover of our Company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Vote Required

The affirmative vote of stockholders that represent a majority of the voting power entitled to vote on the Increase in Authorized Shares is required to approve the Increase in Authorized Shares. Abstentions will be treated as votes against this proposal and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2 - THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED) TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Trust Stamp’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Trust Stamp’s independent registered public accounting firm, (c) the performance of Trust Stamp’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for Trust Stamp’s financial statements and the financial reporting process, including the systems of internal controls, disclosure controls, and procedures. Cherry Bekaert LLP (“Cherry Bekaert”), as Trust Stamp’s independent registered public accounting firm, is responsible for performing an independent audit of Trust Stamp’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and Cherry Bekaert the audited financial statements of Trust Stamp for the year ended December 31, 2021. The Audit Committee also discussed with Cherry Bekaert the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from Cherry Bekaert required by the applicable requirements of the PCAOB regarding Cherry Bekaert’s communications with the Audit Committee concerning independence and has discussed with Cherry Bekaert its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of Trust Stamp be included in Trust Stamp’s Annual Report on Form 10-K for the year ended December 31, 2021, that was filed with the SEC.

THE AUDIT COMMITTEE

•	Mark Birschbach (Chairman)

•	William McClintock

•	Kristin Stafford

CORPORATE GOVERNANCE

Director Independence

We have listed our shares of Class A Common Stock on the Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s Board of Directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors currently consists of eight (8) members. Our Board of Directors has determined that Mark Birschbach, William McClintock, Kristin Stafford, and Ms. Berta Pappenheim qualify as independent directors in accordance with the Nasdaq Capital Market, or Nasdaq listing requirements. Messrs. Genner, Gowasack, Allen, and Story are not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business, personal activities, and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations and in expectation of listing on Nasdaq, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Roles in Risk Oversight

David Story is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole, through its committees has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, and in other filings that we periodically make with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Attendance of Directors at Annual Meetings

While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. We completed our listing on Nasdaq in January 2022 and did not have an annual meeting of stockholders in 2021.

Committees of the Board of Directors

The Board of Directors has already established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “The Nominating and Corporate Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Mr. Birschbach, Mr. McClintock, and Ms. Stafford. Mr. Birschbach serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members, including Mr. McClintock, Mr. Birschbach, and Ms. Pappenheim. Mr. McClintock serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, reward individual performance and achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members, including Ms. Stafford, Mr. McClintock, and Mr. Birschbach. Mr. McClintock serves as the chairman of the Nominating and Corporate Governance Committee.

The functions of our Nominating and Corporate Governance Committee, among other things, include:

●	identifying individuals qualified to become Board members and recommending directors to be elected;

●	nominees and Board members for committee membership;

●	developing and recommending to our Board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our Board of Directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our Company, nor will they be. None of our executive officers has served as a member of the board of directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2021 or thus far in 2022. For a description of transactions between us and members of our Compensation Committee and affiliates of such members (if any), please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors including those officers responsible for financial reporting.

Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law, and provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Amended Charter and Amended Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, each employment agreement entered into between the Company and its officers and/or directors contains certain indemnification provisions, which requires us to indemnify them in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, except as set forth herein, the Company believes that all of its directors, executive officers, and greater than 10% beneficial owners complied with all such filing requirements during 2021 and 2022 to date.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing to our Secretary at 3017 Bolling Way NE, Floors 1 and 2, Atlanta, GA 30305, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our Secretary for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, our Secretary reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to our accounting, internal accounting controls, or auditing matters can be found on our website at www.truststamp.ai.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers (ages as of October 28, 2022):

Name	Title/Position	Age
Gareth Genner	Chief Executive Officer	63
Andrew Gowasack	President	31
Alex Valdes	Chief Financial Officer, Board Secretary	33
Andrew Scott Francis	Chief Technology Officer	49

Gareth Genner, Chief Executive Officer, Director

With over 20 years’ experience in founding, operational, and advisory capacities, Gareth provides Trust Stamp with technical, managerial, and visionary skills, as well as legal expertise. Gareth has successfully conceptualized, implemented, scaled, and exited multiple businesses including a cloud storage enterprise which was sold and an online educational platform which was acquired by a non-profit educational entity. Immediately prior to T Stamp Inc. Gareth served as full-time CEO of Edevate LLC, President of Pontifex University, as well as part-time Chancellor of Holy Spirit College. Gareth now serves as unpaid President of Pontifex University and Holy Spirit College which are merged and managed by a professional team. A British lawyer by training, Gareth holds a U.S. LLM in International Taxation & Financial Service Regulation.

Andrew Gowasack, President, Director

An economist by education, Andrew began his career in financial services sales and marketing. Although Trust Stamp is Andrew’s first start-up, he has immersed himself in the lean-start-up environment by completing multiple incubator programs, each of which programs provided a unique perspective and honed a distinct set of startup skills. Andrew is actively committed to ongoing learning, studying at world-class institutions. He completed Harvard Business School’s HBX CORe program and, through MIT Sloan School of Management, he has completed courses in design thinking and business innovation and application of blockchain technologies. Prior to joining Trust Stamp, Andrew worked at Ashford Advisers, a financial services company, where he worked as a Marketing Coordinator. As President, Andrew oversees business development and operations and acts as Chief Product Evangelist.

Alex Valdes, Chief Financial Officer, Board Secretary

During college, Alex founded and operated four separate companies to pay his way through college. Before graduating, Alex spent fifteen months studying abroad in Mexico where he launched an innovative microfinance lending system in partnership with the Yucatan State Department of Economic Development. From 2007 to 2012, Alex successfully exited each of the businesses and completed his degree in accounting at The University of Georgia. Alex qualified as both a CMA and CPA and worked in public accounting from 2014 to 2016 as a strategy consultant. In January of 2016, Alex became an Advisor for Trust Stamp. After nine months as an Advisor, Alex joined the Company full-time and now serves as the Chief Financial Officer, EVP, and Board Secretary.

Andrew Scott Francis, Chief Technology Officer

Prior to joining Trust Stamp as CTO, Scott served for nine years in the Program Management Office with Google. This role was very entrepreneurial in nature as he was tasked with helping oversee the creation and development of a global PMO team spread across multiple data centers across the US and Europe, essentially acting as a startup intrapreneur. Prior to Google, Scott served for ten years in a number of startup companies in Atlanta, Austin and Silicon Valley in software programming, management, and configuration management roles. As CTO, Scott oversees the Company’s software development team and programs, has responsibility for the Company’s hardware and software assets and plays a key role in working with the Company’s clients on all technical aspects of the relationship.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2021 and 2020 by (i) our principal executive officer and (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2021 and whose total compensation for the 2021 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

								Non-
								Qualified
							Non-Equity	Deferred
			Cash	Stock		Option	Incentive Plan	Compensation	All Other
	Year	Salary	Bonus	Award		Awards	Compensation	Earnings	Compensation	Total
Gareth Genner,	2021	$250,470	$—	$—		$—	$—	$—	$—	$250,470
Chief Executive Officer (1)	2020	$242,000	$121,000	$134,430	(4)	$—	$—	$—	$—	$497,430

Andrew Gowasack, President (2)	2021	$250,470	$—	$—		$—	$—	$—	$—	$250,470
	2020	$242,000	$—	$268,877	(4)	$—	$—	$—	$—	$510,877

Andrew Scott Francis,	2021	$204,247	$—	$—		$—	$—	$—	$—	$186,300
Chief Technology Officer (3)	2020	$180,000	$—	$139,992	(4)	$—	$—	$—	$—	$319,992

(1)	Mr. Genner earned the compensation shown in the table above pursuant to the terms of his employment agreement. Prior to entering into this employment agreement, Mr. Genner did not have a formal employment agreement with the Company that determined his compensation. The amount of cash bonus awarded to Mr. Genner for his services in 2021 amounted to $125,235. The cash bonus was earned in 2021, awarded and settled in 2022. See “Elements of Compensation” below for information on how the amount of bonuses are determined by the Company.

(2)	Mr. Gowasack earned the compensation shown in the table above pursuant to the terms of his employment agreement. Prior to entering into this employment agreement, Mr. Gowasack did not have a formal employment agreement with the Company that determined his compensation. See "Elements of Compensation” below for information on how the amount of bonuses are determined by the Company.

(3)	Mr. Francis earned the compensation shown in the table above pursuant to the terms of his employment agreement. Prior to entering into this employment agreement, Mr. Scott Francis did not have a formal employment agreement with the Company that determined his compensation. See "Elements of Compensation” below for information on how the amount of bonuses are determined by the Company.

(4)	Represents the value of RSUs for Class A Common Stock that were granted in 2020 as compensation for services rendered. These RSUs will become fully vested on January 2, 2023.

Director Compensation

For the fiscal year ended December 31, 2021 we paid our directors as a group (8) $111,278 for their services as directors.

Elements of Compensation

Base Salary

For the year ended December 31, 2021, Messrs. Genner, Gowasack, and Francis received a fixed base salary in an amount determined in accordance with their employment agreements with the Company. Factors influencing the salary of each of these individuals include:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

Bonus

Each executive officer that has an employment agreement with the Company is entitled to receive an annual bonus of not less than 50% nor more than 100% of such officer’s Base Salary (the “Bonus”) in accordance with and based on achievement of criteria established from year to year by the Board of Directors of the Company, provided that such officer is employed as of the date the Bonus is paid. The Bonus may be in the form of cash or stock awards (i.e. a number of shares of the Company’s capital stock with a cash value equal to 50% to 100% of the officer’s Base Salary). Bonuses for services in a particular fiscal year are generally determined and issued during the following fiscal year.

Stock Awards

For the years ended December 31, 2021 and 2020, we awarded 159,700 and 0 Restricted Stock Units, respectively, vesting on January 2, 2023, to our named executive officers.

Equity Incentive Plans

As of October 28, 2022, the Company does not have a formal equity incentive plan pursuant to which it can issue awards.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Class A Common Stock underlying outstanding equity incentive plan awards for each named executive officer and director as of December 31, 2021.

	Option Awards						Stock Awards
									Equity
			Equity					Equity	incentive
			incentive					incentive	plan awards:
			plan awards:				Market	plan awards:	Market or payout
	Number	Number	Number of			Number	value of	Number of	value of
	of securities	of securities	securities			of shares or	shares of	unearned shares,	unearned shares,
	underlying	underlying	underlying			units of	units of	units or other	units or other
	unexercised	unexercised	unexercised	Option	Option	stock that	stock that	rights that	rights that
	options (#)	options (#)	unearned	exercise	expiration	have not	have not	have not	have not
Name	exercisable	unexercisable	options (#)	price ($)	date	vested (#)	vested ($)	vested (#)	vested ($)
Gareth Genner	0	0	0	N/A	N/A	39,515	N/A	0	0
Andrew Gowasack	0	0	0	N/A	N/A	79,035	N/A	0	0
Mark Birschbach	0	0	0	N/A	N/A	0	N/A	0	0
David Story	0	0	0	N/A	N/A	0	N/A	0	0
Joshua Allen	0	0	0	N/A	N/A	26,900	N/A	0	0
William McClintock	0	0	0	N/A	N/A	46,260	N/A	0	0
Andrew Scott Francis	0	0	0	N/A	N/A	41,150	N/A	0	0
Alexander Valdes	0	0	0	N/A	N/A	48,165	N/A	0	0
Kristin Stafford	125	0	0	N/A	N/A	125	N/A	0	0
Berta Pappenheim	0	0	0	N/A	N/A	0	N/A	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out, as of September 30, 2022 the voting securities of the Company that are owned by executive officers and directors, and other persons holding more than 5% of any class of the Company’s voting securities or having the right to acquire those securities.

	Amount
	and	Amount and
	nature of	nature of		Percent
	beneficial	beneficial		of
Name and Address of Beneficial Owner	ownership	acquirable		class (1)
Named Officers and Directors
Gareth Genner, Chief Executive Officer, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	797,023	39,515	(2)	3.28%
Andrew Gowasack, President, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	1,191,138	79,035	(2)	4.91%
Alexander Valdes, Chief Financial Officer, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	403,578	48,165	(2)	1.66%
Joshua Allen, Director, Level 1, Tagliaferro Business Centre, High Street, Sliema, SLM 1551, Malta	0	75,140	(3)	0.00%
David Story, Director, Chairman of the Board, Hub 8, Unit 2 The Brewery Quarter, High St, Cheltenham GL50 3FF, United Kingdom	465,545	0		1.92%
Tracy Ming, Financial Controller, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	59,425	0		0.24%
William McClintock, Independent Non-Executive Director, Hub 8, Unit 2 The Brewery Quarter, High St, Cheltenham GL50 3FF, United Kingdom	68,580	46,260	(3)	0.28%
Mark Birschbach, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	0	0		0.00%
Kristin Stafford, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	125	1,037	(3)	0.00%
Berta Pappenheim, Independent Non-Executive Director, 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305	0	0		0.00%
All executive officers and directors as a group (10 persons)	2,985,414	289,152	(3)	12.29%
Other 5% Holders
REach Ventures 2017 LP, 430 North Michigan Ave, Ninth Floor, Chicago, IL 60611	3,009,616	3,601,465	(3) (4)	12.40%
FSH Capital, LLC, 311 S Division St, Carson City, NV, 89703-4202 (5)	1,426,449	0		5.88%
Frank Hanna, Five Concourse Pkwy STE 200, Atlanta, GA 30328	1,398,204	0		5.76%

(1)	Based on 24,264,150 shares of Class A Common Stock outstanding as of September 30, 2022.
(2)	Represents shares of Class A Common Stock issuable pursuant to RSUs that vest on January 2, 2023.

(3)	Issuable at the holder’s request at any time.
(4)	Represents shares of Class A Common Stock issuable upon the exercise of warrants any time at the option of the holder (3,555,205) and shares of Class A Common Stock issuable at any time upon request pursuant to RSUs.
(5)	Voting and dispositive control of the shares held by FSH Capital, LLC is held by Sally R. Hanna, the Company’s Manager.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Settlement Agreement with Emergent Technology Holdings LP, Emergent SAFE, and Tripartite Agreement

Effective July 1, 2019, the Company and Emergent Technology Holdings LP (“Emergent”) (at the time, a greater than 5% shareholder of the Company) entered into a Settlement Agreement, pursuant to which the Company issued to Emergent a SAFE in which Emergent obtained the right to shares of the Company’s stock (purchase amount of $2.1 million and valuation cap of $20 million) that would be exercised upon a qualified equity financing as defined in the agreement (the “Emergent SAFE”). A put option also existed in this Emergent SAFE in which at the earlier of 18 months from the agreement date and the date on which the Company has raised more than $7 million of qualified equity financing, Emergent may require repayment of the unrepaid element of the purchase amount and the Company would be required to make such repayment.

On February 4, 2020, the Company entered into a tripartite agreement with Emergent and 10Clouds whereby:

●	The Company received a Purchase Order from Emergent in which Emergent requested $300 thousand worth of services to be provided by the Company under mutually agreed statements of work from the effective date through December 31, 2020. The intention of these services is to reduce the Emergent SAFE amount owed by the Company.

●	The Company agreed to enter into statements of work with 10Clouds for appropriate sub-contract work under the Purchase Order.

●	The Company issued an additional SAFE to 10Clouds for $200 thousand subject to an absolute right for the Company at its option to redeem that $200 thousand for cash or settle it through the conversion to Series A Preferred Stock. This SAFE has subsequently been converted into Series A Preferred Stock, and is no longer outstanding.

●	Emergent reduced the balance due on the Emergent SAFE by $500 thousand with immediate effect and asserts the outstanding balance to be $1.6 million.

On June 11, 2020, the Company entered into additional agreement with Emergent whereby:

●	Emergent agreed to issue an irrevocable Purchase Order for $500 thousand worth of services to be provided by the Company under mutually agreed statements of work from the effective date through December 31, 2020. We subsequently entered a statement of work with 10Clouds for $500 thousand to provide the requested services.

●	Emergent forgave $104 thousand of the value of the SAFE to represent expected profit margin for the $500 thousand worth of services described above.

●	The Company issued $400 thousand of shares of Class A Common Stock to Emergent’s designated assignees at a price of $1.56 per share (256,740 shares). This has been reflected in the statement of stockholders’ equity as of June 30, 2020.

●	The Company paid Emergent $220 thousand.

●	The Company issued a promissory note to Emergent in the principal amount of $387 thousand which has subsequently fully been repaid.

The intention of the above services and transactions was to wholly settle the Emergent SAFE and as of December 31, 2020, the Emergent SAFE was extinguished in full. The Company converted the $200 thousand SAFE note into 25,674 shares of Series A Preferred Stock which was subsequently converted to shares of Class A Common Stock on September 8, 2020 along with all other outstanding shares of Series A Preferred Stock on that date.

Second Century Ventures - Promissory Note and Warrant Agreement

On April 22, 2020, the Company entered a promissory note for $350,000 with Second Century Ventures (“SCV”) in which the Company received net proceeds of $345,000. Mark Birschbach, a director of the Company is the Managing Director of SCV. The unpaid principal, together with any then unpaid and accrued interest and any other amounts payable was due and payable on April 22, 2021 or in an event of default or a change in control as defined in the agreement and was repaid on time. The note accrued interest at a rate of 8% per annum, compounded monthly. The outstanding principal of $350 thousand and interest of $29 thousand was paid off on April 22, 2021.

Concurrently with the issuance of the note on April 22, 2020, the Company entered into a warrant agreement to purchase shares of Class A Common Stock of the Company with SCV. Pursuant to the warrant agreement, the Company issued SCV a warrant to purchase 75,000 shares at a strike price of $0.002 per share through April 22, 2021. At the expiration of the warrant agreement the warrants will be automatically exercised if the fair market value of the exercise shares exceeds the exercise price. If at any time during the term the fair market value of the exercise shares exceeds five times the exercise price, the Company shall provide SCV written notice and SCV may elect to exercise the warrant. If at any time during the term of the warrant agreement any portion of the shares of Class A Common Stock are converted to other securities, the warrants shall become immediately exercisable for that number of shares of the other securities that would have been received if the warrant agreement had been exercised in full prior to the conversion and the exercise price shall be adjusted. These warrants were exercised on April 22, 2021 at $0.002 per share.

Other than the transactions listed above and payment of compensation under employment contracts, no officer, director or holder of a 10% or greater interest in the equity of the Company (or family member thereof) has entered into any proposed or current transaction with the Company that exceeds $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years.

Employment Agreements with Gareth Genner, Andrew Gowasack, Andrew Scott Francis, and Alex Valdes

Effective December 8, 2020 Company entered into new executive employment agreements with Gareth Genner, Andrew Gowasack, Andrew Scott Francis, and Alex Valdes, with the effective date of these agreements coinciding with the Company’s listing on the Euronext Growth Marker on December 8, 2020.

Secured Loan Agreements with Alex Valdes, Andres Scott Francis, and David Story.

The Company entered into three Secured Loan Agreements with certain of its officers and directors on August 16, 2017 – one with Alex Valdes, the Company’s Chief Financial Officer, one with Andrew Scott Francis, the Company’s Chief Technology Officer, and one with David Story, the Chairman of the Company’s Board (at the time, solely an employee of the Company, and not yet a director). The Company issued certain shares of the Company’s Class A Common Stock to these individuals in exchange for $225,000 in notes receivable. Interest accrues on these Secured Loan Agreements at a rate equal to the Wall Street Journal Prime Rate and accrues interest on a compounded basis annually, provided, however, that so long as the loan holders remain employed by the Company, the interest rate shall be abated to the Applicable Federal rate at August 2017 of 0.96% per annum. The Secured Loan Agreements originally had a maturity date of August 16, 2020. However, the Company subsequently entered into loan extension agreements with each of Alex Valdes, Andrew Scott Francis, and David Story to extend the maturity date of the loans to August 16, 2022. As of June 30, 2021, there was a total of $233,362 in principal and accrued interest due to the Company on these loans, with $77,787 owed by Alex Valdes, Andrew Scott Francis, and David Story, respectively. On November 18, 2021, David Story repaid to the Company the entire outstanding balance on his Secured Loan Agreement, resulting in Mr. Story’s Secured Loan Agreement being satisfied, and having no further force or effect. Additionally on November 18, 2021, the Company and each of Alex Valdes and Andrew Scott Francis agreed to cancel their respective outstanding Secured Loan Agreements with the Company, with any amounts owed by Alex Valdes and Andrew Scott Francis to the Company pursuant to their Secured Loan Agreements being forgiven by the Company. The Company will record the forgiveness of the outstanding balance of these loans as 2021 bonus compensation to each of Alex Valdes and Andrew Scott Francis equal to the amounts outstanding respectively as of November 18, 2021 on each Mr. Valdes’ and Mr. Francis’ Secured Loan Agreements. As a result of the foregoing, as of October 28, 2022, the balances previously owed to the Company under the Secured Loan Agreements are no longer outstanding obligations of the Messrs. Story, Valdes, or Francis.

Mutual Channel Agreement

On November 15, 2020, the Company entered into a Mutual Channel Agreement with Vital4Data, Inc., a company at which Kristin Stafford serves as Chief Executive Officer, who will be appointed as a Director of the Company on December 1, 2021. Pursuant to the agreement, the Company engaged Vita4Data, Inc. as a non-exclusive sales representative for the Company’s products and services. Vital4Data, Inc. is entitled to compensation in the form of commissions, receiving a 20% of commission-eligible on net revenue from sales generated by Vital4Data, Inc. in the first year of the contract term, which is reduced to 10% in the second year, and 5% in the third year. The Company has not paid Vital4Data, Inc. any commissions pursuant to this agreement to date.

HOUSEHOLDING INFORMATION

We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to T Stamp Inc., 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305, Attention: Secretary, or call us at (404) 806-9906. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

FUTURE STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than July 26, 2023, unless the date of our 2023 Annual Meeting is more than 30 days before or after December 15, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to T Stamp Inc., 3017 Bolling Way NE, Floors 1 and 2, Atlanta, Georgia, 30305, Attention: Board Secretary.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than October 16, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

WHERE YOU CAN FIND MORE INFORMATION

Trust Stamp files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Trust Stamp’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.truststamp.ai, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:

Trust Stamp, Inc.

Attention: Board Secretary

3017 Bolling Way NE, Floors 1 and 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

This document is a proxy statement of Trust Stamp for the Annual Meeting of Trust Stamp stockholders. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Annual Meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 7, 2022, as amended; and

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022 and for the quarter ended June 30, 2022, filed with the SEC on August 8, 2022.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the address and telephone number set forth above under “Where You Can Find More Information.”

Other Matters

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

/s/ Gareth Genner
Gareth Genner
Chief Executive Officer

October 28, 2022

Appendix A

[FORM OF]

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

T Stamp Inc.

T Stamp Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

1.            The name of the Corporation is T Stamp Inc.

2.            This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 22, 2019, as subsequently amended pursuant to those Certificate of Amendments dated March 24, 2020 and July 15, 2021 (collectively, the “Restated Certificate”).

3.            The initial paragraph of Article V of the Restated Certificate is amended and restated as follows:

“The total number of shares of all classes of stock that the Corporation has authority to issue is 52,000,000, consisting of (a) 50,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (b) 2,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

The remainder of Article V remains as it exists in the Restated Certificate.

4.            That the foregoing Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gareth Genner, its Chief Executive Officer, on  [_], 2022.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer

Appendix B

FORM OF PROXY CARD

T Stamp Inc.

3017 Bolling Way NE 1st and 2nd Floors

Atlanta, GA 30305

<Shareholder Name>

<Shareholder Address1>

<Shareholder Address2>

<Shareholder Address3>

Control #: 0000 0000 0000

Voting Instructions
You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

VOTE BY INTERNET – www.colonialstock.com/idai2022
▪	You can view the T Stamp Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 7:00 ET on 12/14/2022. You will need the control number at the left in order to do so.
▪	Follow the instructions on the secure website to complete your vote.
VOTE BY PHONE – 877-285-8605
▪	You may vote by phone until 7:00 ET on 12/14/2022.
▪	Please have your notice and proxy card in hand when you call.
VOTE BY MAIL
•	If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot to Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070.
•	Votes by mail must be received by 12-14-2022

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Mr. Gareth Genner, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.01 par value per share ("Shares") of T Stamp Inc. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD VIRTUALLY AT WWW.COLONAILSTOCK.COM/IDAI2022, ON DECEMBER 15, 2022, AT 4:00 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below.

1.	List of Nominees in Relation to Proposal 1:

Nominees:

1)	Mr. Andrew Gowasack
2)	Ms. Berta Pappenheim
3)	Mr. David Story
4)	Mr. Gareth Genner
5)	Mr. Joshua Allen
6)	Ms. Kristin Stafford
7)	Mr. Mark Birschbach
8)	Mr. William McClintock

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Proposals

1.	To elect eight directors to the Board to serve until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified.

2.	To approve the amendment of our Amended and Restated Certificate of Incorporation (as amended) to increase the authorized Common Stock of the Company from 37,500,000 shares to 50,000,000 (all of which designated as Class A Common Stock) and 2,000,000 shares of Preferred Stock.

For	Against	Abstain

☐	☐	☐

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR Proposals 1 and 2, and FOR all the nominees for director in Proposal 3. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2, and 3.

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date